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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


To the Partners of TEPPCO Partners, L.P.:

We consent to the incorporation by reference in the registration statement (No. 33-81976) on Form S-3 and the registration statement (No. 333-82892) on Form S-8 of TEPPCO Partners, L.P. of our report dated April 9, 2002, with respect to the consolidated balance sheet of Texas Eastern Products Pipeline Company, LLC and subsidiary as of December 31, 2001, which report appears in the Current Report on Form 8-K of TEPPCO Partners, L.P. filed October 9, 2002.


                                       KPMG LLP


Houston, Texas
October 9, 2002